THE NOTE (AS DEFINED BELOW) AND THE SECURITIES ISSUABLE UPON CONVERSION OF THE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

AMENDMENT NO. 2 TO SUBORDINATED CONVERTIBLE NOTE

THIS AMENDMENT NO. 2 TO SUBORDINATED CONVERTIBLE NOTE (this "Amendment No. 2"), dated as of November 8, 2017, is entered into by and between **REGIONAL HEALTH PROPERTIES, INC.** ("Regional"), as successor by merger, effective September 29, 2017, to AdCare Health Systems, Inc. (the "Merger"), and **CANTONE ASSET MANAGEMENT LLC** ("CAM"). As used herein, the "Company" refers to AdCare with respect to all times prior to the effectiveness of the Merger and Regional with respect to all times from and after the effectiveness of the Merger.

WITNESETH:

WHEREAS, CAM holds that certain 8% Subordinated Convertible Note (No. 070212-029), dated July 2, 2012, issued by the Company (the "Original Note"), and amended by that certain Prepayment Agreement, dated as of June 30, 2015, between the Company and CAM (the "Prepayment Agreement"), and that certain Amendment to Subordinated Convertible Note, dated as of July 30, 2015, between the Company, Cantone Research, Inc. ("CRI") and CAM ("Amendment No. 1") (the Original Note, as amended by the Prepayment Agreement and Amendment No. 1, the "Note");

WHEREAS, as of the date hereof, the Note has an unpaid Principal amount of $1,500,000.00;

WHEREAS, CAM and the Company desire to extend the Maturity Date of the Note, amend the Interest Rate thereunder and enter into certain other agreements in connection therewith, as set forth herein; and

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Note;

NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as set forth below:

1. **Amendments to Note**. CAM and the Company hereby amend the Note, effective as of October 31, 2017, as follows:

   1.1 Maturity Date. Section 25(l) of the Note is amended and restated in its entirety as follows: "(l) "**Maturity Date**" means April 30, 2018."

   1.2 Interest Rate. Notwithstanding anything to the contrary in the Note, from and after November 1, 2017, Interest on the Note shall accrue at a rate of 14.00% per annum and from and after such date "**Interest Rate**" as used in the Note shall

mean 14.00% per annum. If the Company causes an Event of Default as defined in the Note, interest will immediately begin to accrue at the rate of 18.00% per annum and "**Default Rate**" as used in the Note shall mean 18.00% per annum.

2. **Fees and Expenses**. Simultaneously with the execution of this Amendment No. 2, the Company shall pay to: (i) CRI a fee equal to $30,000.00, and (ii) CAM a fee equal to $30,000.00 and a reimbursement of its legal expenses of $1,500.00.

3. **Representations; Waiver; Covenants**.

3.1 CAM represents and warrants to the Company that: (i) the representations made by CAM pursuant to Section 2 of that certain Securities Purchase Agreement, dated as of June 28, 2012, between the Company, CAM and the other buyers signatory thereto (the "Representations") (including the Representations set forth in Sections 2(a) and (b) of such Securities Purchase Agreement regarding no public sale or distribution and accredited investor status), are true and correct as if made on the date of this Amendment No. 2 (and assuming the Note was originally issued and sold as of such date); and (ii) the Representations are incorporated herein by reference and have the same force and effect as if set forth herein in their entirety. CAM (i) is the record owner of the Note, free and clear of any restrictions on transfer (other than any restrictions under applicable federal and state securities laws), liens, encumbrances, options, warrants, purchase rights and all other claims of any type; and (ii) has the sole investment, voting and dispositive power with respect to the Note and the Conversion Shares.

3.2 CAM hereby: (i) waives all breaches of the Note, and waives all defaults, Events of Default and Unmatured Events of Default (as hereinafter defined) under the Note, in each case occurring or arising on or prior to the date hereof (collectively, the "Existing Defaults"); and (ii) agrees that, in connection with any Existing Default, CAM will not exercise any default remedy available to it under the Note or applicable law or enforce collection from the Company with respect to the Note. For purposes hereof, an "Unmatured Event of Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

3.3 The Company agrees to grant (or to cause to be granted), as soon as practicable after the date hereof (but in no event later than December 22, 2017), to CAM a second priority security interest in the Company's College Park facility, located at 1765 Temple Avenue Fulton County, College Park Georgia 30337 (the "College Park Facility"), which security interest and related agreements and documents, including an intercreditor agreement (all such agreements and documents, the "Security and Subordination Agreements"), shall be subject to the approval of, and shall be in such form and substance which is acceptable to, the Company's existing lenders and guarantors with respect to such facility (together, the "Senior Lender"). Failure to grant the second priority security interest in the College Park Facility by December 22, 2017, shall be an Event of Default under the Note (and CAM shall have the right to enforce the terms of this Note by all default remedies under the Note or applicable law); provided, however, that CAM shall negotiate the Security and Subordination Agreements in good faith and shall not unreasonably withhold or deny its consent to, or

agreement with, any agreements or documents required by the Senior Lender in connection with the grant of such second priority security interest.

4. **General Terms**.

4.1 Binding Effect. This Amendment No. 2 shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

4.2 Severability. It is understood that if any provision of this Amendment No. 2 is declared to be invalid by a court of competent jurisdiction, such provision will be severed from this Amendment No. 2 and the other provisions hereof will remain in full force and effect.

4.3 Modification and/or Revocation. This Amendment No. 2 can only be modified or revoked by a written instrument signed by all of the parties hereto.

4.4 Governing Law. This Amendment No. 2 is made and entered into in the State of Georgia and shall be governed by and construed in accordance with the laws thereof, without giving effect to principles of conflicts of laws.

4.5 Counterparts. This Amendment No. 2 may be executed in counterparts, and counterparts may be delivered by facsimile or other electronic transmission and counterparts so delivered shall be treated in all manner and respects as an original agreement or instrument and shall be deemed to have the same binding legal effect as if it were an originally signed version.

4.6 Headings. The headings in this Amendment No. 2 are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 2 or any provision hereof.

4.7 No Reliance; Representation by Counsel. Each party hereto has read this Amendment No. 2 and, in executing it, has not relied upon any statement or representation of any kind of any other party, except as expressly set forth in this Amendment No. 2 or incorporated herein by reference. Each party hereto has been or has had the opportunity to be represented in the preparation, negotiation and execution of this Amendment No. 2, and any documents to be executed in connection herewith, by legal counsel of such party's own choice.

4.8 Integration. This Amendment No. 2 constitutes the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof. This Amendment No. 2 supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Amendment No. 2.

4.9 Interpretation. For purposes of this Amendment No. 2: (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (ii) the word "or" is not exclusive; and (iii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Amendment No. 2 as a

whole. The definitions given for any defined terms in this Amendment No. 2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Sections mean the Sections of this Amendment No. 2; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Amendment No. 2 shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

4.10 Except as explicitly amended in this Amendment No. 2, all other terms of the Note shall remain in full force and effect.

[*Signatures contained on next page.*]

IN WITNESS WHEREOF, the parties hereto have executed, acknowledged and delivered this Amendment No. 2 all as of the date and year first written above.

REGIONAL HEALTH PROPERTIES, INC.

By: Brent Morrison
Name: Brent Morrison
Title: Interim CEO.

CANTONE ASSET MANAGEMENT LLC

By:____________________
Name:____________________
Title:____________________